Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS

    The following unaudited pro forma consolidated financial statements and related notes are presented to show the effects of our acquisition of all of the outstanding partnership interests of Maecenas Minerals, L.L.P., a Texas limited liability partnership that owns producing and nonproducing mineral and royalty interests located in 17 states.

     The pro forma consolidated statements of operations for the year ended December 31, 2009 are presented to show the net income as if the acquisition occurred on January 1, 2009.  The pro forma consolidated balance sheet is based on the assumption that the acquisition had occurred on December 31, 2009.

     Pro forma data is based on assumptions and includes adjustments as explained in the notes to the unaudited pro forma consolidated financial statements.  The pro forma data is not necessarily indicative of the financial results that would have been attained had the purchase occured on the dates referenced above and should not be viewed as indicative of operations in future periods.  The unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto and our Annual Report on Form 10-K for the year ended December 31, 2009.

DORCHESTER MINERALS, L.P.
(A Delaware Limited Partnership)
UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	December 31, 2009	Pro forma		December 31, 2009
	Historical	Adjustments		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$10,124	$407	a	$10,531
Trade and other receivables	5,419	299	b	5,718
Net profits interests receivable - related party	3,703	-		3,703
Prepaid expenses	-	-		-
Total current assets	19,246	706		19,952

Other non-current assets	19	-		19

Property and leasehold improvements - at cost:
Oil and natural gas properties (full cost method)	327,069	17,122	c	344,191
Less accumulated full cost depletion	(193,822)	-		(193,822)
Total	133,247	17,122		150,369
Leasehold improvements	512	-		512
Less accumulated amortization	(256)	-		(256)
Total	256	-		256
Net property and leasehold improvements	133,503	17,122		150,625

Total assets	$152,768	$17,828		$170,596

LIABILITIES AND PARTNERSHIP CAPITAL

Current liabilities:
Accounts payable and other current liabilities	$529	$143	d	$672
Current portion of deferred rent incentive	39	-		39
Total current liabilities	568	143		711

Deferred rent incentive less current portion	169	-		169
Total liabilities	737	143		880
Commitments and contingencies
Partnership capital:
General partner	5,240	-		5,240
Unitholders	146,791	17,685	e	164,476
Total partnership capital	152,031	17,685		169,716

Total liabilities and partnership capital	$152,768	$17,828		$170,596

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

DORCHESTER MINERALS, L.P.
(A Delaware Limited Partnership)
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
(In Thousands except Earnings per Unit)

	Year 2009	Pro forma		Year 2009
	Historical	Adjustments		Pro forma
Operating revenues:
Royalties	$33,412	$1,511	f	$34,923
Net profits interests	9,449	-		9,449
Lease bonus	688	-		688
Other	82	-		82

Total operating revenues	43,631	1,511		45,142

Costs and expenses:
Production taxes	1,202	109	f	1,311
Operating expenses	2,160	75	g	2,235
Depletion and amortization	15,599	1,937	h	17,536
General and administrative expenses	3,715	-		3,715

Total costs and expenses	22,676	2,121		24,797

Operating income	20,955	(610)		20,345

Other income, net	726	-		726

Net earnings	$21,681	$(610)		$21,071

Allocation of net earnings:
General partner	$698			$688

Unitholders	$20,983			$20,383

Net earnings per common unit (basic and diluted)	$0.72			$0.68
Weighted average common units outstanding	29,044	835	i	29,879

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma consolidated statements of operations are based on our audited consolidated financial statements for the year ended December 31, 2009.

Balance Sheet

a	Cash received in the transaction.

b	Estimated trade receivables assumed in the transaction.

c	Purchase of properties for i) 835,000 common units less ii) cash received and trade receivables assumed plus iii) ad valorem liabilities assumed and estimated transaction costs.

d	Estimated transaction costs and ad valorem expense.

e	835,000 common units at the closing price on March 31, 2010 of $21.18 per unit.

Income Statements

f	Oil and gas revenues and production taxes for the period indicated based on historical cash receipts for the properties.

g	Estimated ad valorem expense assumed in the transaction.

h	Increased depletion associated with properties acquired for the period indicated.

i	Common units issued in the transaction.